EXHIBIT 99.1

SmartRent Receives Continued Listing Standard Notice from NYSE

Phoenix, Ariz., May 2, 2025 — SmartRent, Inc. (NYSE: SMRT), the leading provider of smart communities solutions and smart operations solutions for the rental housing industry, today announced that on May 2, 2025, the Company received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing share price of the Company’s Class A common stock as of May 2, 2025 was less than $1.00 over a consecutive 30 trading-day period.

As required by the NYSE, the Company intends to provide timely notice to the NYSE of its intent to regain compliance with the NYSE minimum share price requirement, which may include, if necessary, effecting a reverse stock split, subject to the approval of the board of directors and stockholders of the Company. The Company can regain compliance at any time within a six-month period following receipt of the Notice if on the last trading day of any calendar month during the cure period the Company’s Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The Notice has no immediate impact on the listing of the Company’s Class A common stock, which will continue to be listed and trade on the NYSE during the six-month cure period, subject to the Company’s compliance with the other continued listing standards of the NYSE. The Company intends to continuously monitor the closing share price of its Class A common stock throughout the cure period and, as appropriate, will evaluate available options to resolve the deficiency and regain compliance with the minimum share price requirement. In the event that the Company fails to regain compliance with the minimum share price requirement, the Company’s Class A common stock will be subject to NYSE’s suspension and delisting procedures.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart communities solutions and smart operations solutions to the rental housing industry. SmartRent’s end-to-end enterprise ecosystem powers smarter living and working in rental housing by automating operations, protecting assets, reducing energy consumption, enhancing the resident experience and more. The company’s differentiators - purpose-built software and hardware, and end-to-end implementation and support - create an exceptional experience, with 15 of the top 20 multifamily operators and millions of users leveraging SMRT solutions daily. For more information, please visit smartrent.com.

EXHIBIT 99.1

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's efforts and ability to regain compliance with NYSE continued listing standards and other future events and forward-looking statements. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to maintain the listing of our Class A common stock on the NYSE and the risks and uncertainties set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Investor Contact

Kelly Reisdorf

Head of Investor Relations investors@smartrent.com

Media Contact

Amanda Chavez

Vice President, Marketing & Communications media@smartrent.com